UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2006

NNN 2002 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-51098	75-3060438
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) NNN 2002 Value Fund, LLC is managed by Triple Net Properties, LLC, and does not have its own board of directors. Effective August 2, 2006, the Board of Managers of Triple Net Properties, LLC, or Triple Net Properties, our Manager, appointed Jeffrey T. Hanson, 35, to serve as a member of the Board of Managers of Triple Net Properties. Mr. Hanson has also served as the Managing Director-Real Estate of our Manager, and the president and chief executive officer of Triple Net Properties Realty, Inc., since August 2006. From December 1997 to August 2006, Mr. Hanson served as Senior Vice President of Grubb & Ellis Company’s Institutional Investment Group. Mr. Hanson is a member of the Sterling College Board of Trustees. Mr. Hanson earned a B.S. Degree in Business Administration with an emphasis in real estate finance from the University of Southern California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2002 Value Fund, LLC

August 8, 2006	By:	/s/Anthony W. Thompson

Name: Anthony W. Thompson
Title: Chief Executive Officer (Triple Net Properties)